SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2007, MBIA Inc. (“MBIA”) issued a press release announcing that MBIA and its principal operating subsidiary MBIA Insurance Corporation (together with MBIA, the “Company”) have concluded civil settlements with the Securities and Exchange Commission (“SEC”), the New York State Attorney General’s Office (“NYAG”), and the New York State Insurance Department (“NYSID”) with respect to transactions entered into by the Company in 1998 following defaults on insured bonds issued by the Allegheny Health, Education and Research Foundation. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The terms of the settlements, under which the Company neither admits nor denies wrongdoing, include:

•	A restatement, which was completed and reported in MBIA’s third quarter 2005 earnings release, of the Company’s GAAP and statutory financial results for 1998 and subsequent years related to the agreements with AXA Re Finance S.A. and Muenchener Rueckversicherungs-Gesellshaft;

•	Payment of penalties and disgorgement totaling $75 million, of which $60 million will be distributed to MBIA shareholders pursuant to the Fair Fund provisions of the Sarbanes-Oxley Act of 2002 and $15 million will be paid to the State of New York. MBIA accounted for the $75 million in penalties and disgorgement as a charge in the third quarter of 2005;

•	The Company’s consent to a cease and desist order with respect to future violations of securities laws;

•	A report by the Company’s independent auditors, PricewaterhouseCoopers, to MBIA’s Board of Directors, the SEC staff, the NYAG and the NYSID concerning the Company’s accounting for and disclosure of advisory fees and the assets of certain conduits; and

•	Retention of an Independent Consultant to review and report to the SEC, the NYAG and the NYSID on the evaluation previously undertaken at the direction of the Audit Committee of MBIA’s Board of Directors by Promontory Financial Group LLC of the Company’s controls, policies and procedures with respect to compliance, internal audit, governance, risk management and records management; the Company’s implementation of Promontory’s recommendations; the Company’s accounting for and disclosure of its investment in Capital Asset Holdings GP, Inc.; and the Company’s accounting for and disclosure of its exposure to the US Airways 1998-1 Repackaging Trust and any other transaction in which the Company paid or acquired all or substantially all of an issue of insured securities other than as a result of a claim under the related policy.

The foregoing summary description of the terms of the settlements are qualified in their entirety by reference to the documents attached hereto as Exhibits 10.82-10.85.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.82	Offer of Settlement of MBIA Inc., dated December 15, 2006.

Exhibit 10.83	Consent of Defendant MBIA Inc. to Final Judgment, filed with the United States District Court for the Southern District of New York on January 29, 2007.

Exhibit 10.84	Assurance of Discontinuance in the matter of the People of the State of New York by the Attorney General of the State of New York against MBIA Inc. and MBIA Insurance Corporation, dated January 25, 2007.

Exhibit 10.85	Stipulation of the State of New York Insurance Department dated January 25, 2007.

Exhibit 99.1	Press Release issued by MBIA Inc. dated January 29, 2007 (furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: January 31, 2007

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated January 25, 2007

Exhibit 10.82	Offer of Settlement of MBIA Inc., dated December 15, 2006.

Exhibit 10.83	Consent of Defendant MBIA Inc. to Final Judgment, filed with the United States District Court for the Southern District of New York on January 29, 2007.

Exhibit 10.84	Assurance of Discontinuance in the matter of the People of the State of New York by the Attorney General of the State of New York against MBIA Inc. and MBIA Insurance Corporation, dated January 25, 2007.

Exhibit 10.85	Stipulation of the State of New York Insurance Department, dated January 25, 2007.

Exhibit 99.1	Press Release issued by MBIA Inc. dated January 29, 2007 (furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).